FOR IMMEDIATE RELEASE          FOR FURTHER INFORMATION
April 21, 2004                 Brendan J. McGill
                               Senior Vice President and Chief Financial Officer
                               (215) 256-8828

SUMMARY: Harleysville Savings Financial Corporation Declares Cash Dividend and Reports Record Earnings

     Harleysville, PA, April 21, 2004 - Harleysville Savings Financial Corporation (the "Company") (NASDAQ:HARL), today declared a cash dividend for the second quarter of fiscal year 2004.

     The Company's board of directors declared a regular quarterly cash dividend of $.20 per share, which is an increase of 25% over the cash dividend paid during the same quarter last year. This is the sixty-seventh (67th) consecutive quarter that the Company has paid a cash dividend. The cash dividend will be payable on May 26, 2004 to stockholders of record on May 12, 2004.

     Net income for the quarter increased 8.0% to a record $1,235,000 or $.53 per diluted share compared to $1,144,000 or $.49 per diluted for the same quarter last year.

     The increase in earnings is a result of an increase in net interest income, other income and gains from the sale of investments and loans, which were offset by normal increases in other expenses. Net interest income for the quarter amounted to $3,100,000 compared to $2,962,000 from the same quarter a year ago. Net interest income exceeded operating expenses by $1,212,000 for the quarter.

     The Company's assets increased 5.3% to $694 million from $659 million a year ago. Stockholders' book value increased to $18.60 per share from $17.38 per share a year ago.

     Because of its strong emphasis on home mortgage lending and a business model that focuses on serving the personal financial needs of families and individuals, the Company has been able to maintain a high quality loan portfolio and outstanding expense efficiency ratio. These two cornerstone principles, along with a carefully managed capital position, represent the foundational trilogy of the Company's business plan. As of March 31, 2004, the Company's ratio of non-performing assets plus 90-day delinquent loans amount to .05% of total assets and its efficiency ratio for the quarter was 55.41%, both outstanding performance ratios for the industry.

     Harleysville Savings Financial Corporation is the holding company for Harleysville Savings Bank. Established in 1915, Harleysville Savings Bank is a Pennsylvania chartered and federally insured savings bank, headquartered in Harleysville, PA. Harleysville, PA is located in central Montgomery County, which has the third largest population base and the second highest per capita income in the state of Pennsylvania.

     This presentation may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions; changes in interest rates; deposit flows; loan demand; real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services.

Harleysville Savings Financial Corporation
Selected Consolidated Financial Data as of March 31, 2004


(Dollars in thousands except per share data)                    Year-To-Date
                                                         --------------------------      --------------------------
  (1) Unaudited)                                              Six Months Ended:              Three Months Ended:
                                                         --------------------------      --------------------------
                                                           Mar 31,         Mar 31,        Mar 31,          Mar 31,
Selected Consolidated Earnings Data                        2004(1)         2003(1)        2004 (1)        2003 (1)
                                                         ----------      ----------      ----------      ----------
Total interest income                                    $   16,169      $   17,087      $    8,105      $    8,391
Total interest expense                                       10,176          11,155           5,005           5,429
                                                         ----------      ----------      ----------      ----------

Net Interest Income                                           5,993           5,932           3,100           2,962
Provision for loan losses                                      --              --              --              --
                                                         ----------      ----------      ----------      ----------
Net Interest Income after Provision for Loan Losses           5,993           5,932           3,100           2,962
                                                         ----------      ----------      ----------      ----------

Gain on sale of investments                                     225            --               115            --
Gain on sales of loans                                           17               1              11            --
Other income                                                    645             612             308             300
Total other expenses                                          3,634           3,429           1,888           1,739
                                                         ----------      ----------      ----------      ----------

Income before Income taxes                                    3,246           3,116           1,646           1,523
Income tax expense                                              802             792             411             379
                                                         ----------      ----------      ----------      ----------

Net Income                                               $    2,444      $    2,324      $    1,235      $    1,144
                                                         ==========      ==========      ==========      ==========


Per Common Share Data
---------------------
Basic earnings                                           $     1.07      $     1.02      $     0.54      $     0.50
Diluted earnings                                         $     1.05      $     1.00      $     0.53      $     0.49
Dividends                                                $     0.40      $     0.32      $     0.20      $     0.16
Book value                                               $    18.60      $    17.38      $    18.60      $    17.38
Shares outstanding                                        2,286,138       2,277,341       2,286,138       2,277,341
Average shares outstanding - basic                        2,278,586       2,269,718       2,287,906       2,276,057
Average shares outstanding - diluted                      2,333,244       2,318,359       2,338,517       2,327,309


                                                                Year-To-Date
                                                         --------------------------      --------------------------
                                                              Six Months Ended:              Three Months Ended:
                                                         --------------------------      --------------------------
                                                           Mar 31,         Mar 31,        Mar 31,          Mar 31,
Other Selected Consolidated Data                           2004(1)         2003(1)        2004 (1)        2003 (1)
-------------------------------------------------        ----------      ----------      ----------      ----------
Return on average assets                                       0.71%           0.74%           0.71%           0.72%
Return on average equity                                      11.74%          12.05%          11.74%          11.67%
Interest rate spread                                           1.62%           1.75%           1.66%           1.72%
Net yield on interest earning assets                           1.79%           1.94%           1.83%           1.92%
Operating expenses to average assets                           1.08%           1.09%           1.09%           1.09%
Efficiency ratio                                              54.74%          52.40%          55.41%          53.30%
Ratio of non-performing loans to total
  assets at end of period                                      0.05%           0.04%           0.05%           0.04%
Loan loss reserve to total loans, net                          0.61%           0.68%           0.61%           0.68%


                                                         -------------------------------------------------------------------------
                                                           Mar 31,         Dec 31,        Sept 31,          Mar 31,        June 30,
Selected Consolidated Financial Data                       2004(1)         2003(1)          2003           2003 (1)        2003 (1)
-------------------------------------------------        --------------------------------------------------------------------------
Total assets                                             $  693,888      $  696,334      $  653,288      $  658,265     $  659,311
Loans receivable - net                                      321,775         316,065         297,346         289,587        291,798
Loan loss reserve                                             1,984           1,988           1,991           1,991          1,991
Cash & investment securities                                 82,993          89,676          94,651          80,930         76,326
Mortgage-backed securities                                  257,480         258,717         230,247         257,060        260,646
FHLB stock                                                   14,417          14,578          13,782          13,090         13,013
Deposits                                                    395,304         391,872         380,687         384,650        381,420
FHLB advances                                               251,307         258,084         228,817         227,385        233,497
Total stockholders' equity                                   42,518          41,746          40,816          40,076         39,574